UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

November 29, 2006

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1700 17th Street, San Francisco, California 94103

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(415) 865-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On November 29, 2006, Services Acquisition Corp. International, a Delaware corporation (“SACI”), consummated a merger with Jamba Juice Company, a California corporation (“Jamba Juice”), pursuant to that certain Agreement and Plan of Merger dated as of March 10, 2006, as amended, by and among SACI, JJC Acquisition Company, a California corporation and wholly-owned subsidiary of SACI, and Jamba Juice, whereby Jamba Juice became a wholly-owned subsidiary of SACI (the “Merger”). Effective upon the consummation of the Merger, SACI changed its name to Jamba, Inc. and is hereinafter referred to as the “Company”.

Employment, Change of Control and Severance Agreements

In connection with the Merger, each of Paul E. Clayton, President and Chief Executive Officer of Jamba Juice, Donald D. Breen, Senior Vice President and Chief Financial Officer of Jamba Juice, and Karen Kelley, Senior Vice President, Operations of Jamba Juice entered into employment agreements with SACI effective as of the closing of the Merger on November 29, 2006. These employment agreements were described in the Definitive Proxy Statement filed by SACI (SEC File No. 001-32552) dated November 8, 2006 (the “Definitive Proxy Statement”) in the section entitled “The Agreement and Plan of Merger – Employment Agreements” beginning on page 62, which is incorporated herein by reference. Effective November 29, 2006, each of Messrs. Clayton and Breen and Ms. Kelley also entered into an amendment to their respective employment agreements providing for Jamba Juice to be the employer of record rather than the Company. The above description of their employment agreements, as amended, do not purport to be complete and are qualified in its entirety by reference to the employment agreements and amendments thereto, copies of which are filed as Exhibits 10.7, 10.8 and 10.9 hereto.

Jamba Juice is party to an employment offer letter dated May 26, 2006 with Paul Coletta whereby Mr. Coletta serves as Senior Vice President, Marketing and Brand Development. Under the terms of the offer letter, Mr. Coletta is entitled to receive: (i) an annual salary of $285,000, (ii) a sign-on bonus of $50,000, (iii) a grant of an option to purchase 150,000 shares of the Company’s common stock vesting over four years of continuous employment in four equal annual installments, (iv) a severance arrangement (as formally documented in the severance agreement described below) and (v) other benefits as set forth in the offer letter attached as Exhibit 10.10 to this current report. In addition, Mr. Coletta will be eligible for a target bonus of 50% of his base salary earnings pro-rated for the fiscal stub year and as further described below under the caption “Steering Team Bonus Plan for the Fiscal (Stub) Year ending January 9, 2007” in this Item 1.01. On November 29, 2006, the Company entered into a severance agreement with Mr. Coletta which provides, generally, that if the employment of Mr. Coletta is subject to a constructive discharge or termination without cause, he would be entitled to receive a severance payment in the form of continuation the executive’s base salary for one year following such termination, payable on Jamba Juice’s ordinary payroll dates and subject to compliance with Section 409A of the Internal Revenue Code of 1986, as amended. The descriptions of Mr. Coletta’s offer letter and severance agreement do not purport to be complete and are qualified in their entirety by reference to the offer letter and severance agreement, copies of which are filed respectively as Exhibits 10.10 and 10.11 hereto.

Jamba Juice is party to an employment offer letter dated September 5, 2006 with Trey Feiler whereby Mr. Feiler serves as Senior Vice President, Development. Under the terms of the offer letter, Mr. Feiler is entitled to receive: (i) an annual salary of $260,000, (ii) a grant of an option to purchase 100,000 shares of the Company’s common stock vesting over four years of continuous employment in four equal annual installments, (iii) a severance arrangement (as formally documented in the severance agreement described below) and (iv) other benefits as set forth in the offer letter attached as Exhibit 10.12 to this current report. In addition, Mr. Feiler will be eligible for a target bonus of 50% of his base salary earnings pro-rated for the fiscal stub year and as further described below under the caption “Steering Team Bonus Plan for the Fiscal (Stub) Year ending January 9, 2007” in this Item 1.01. On November 29, 2006, the

Company entered into a severance agreement with Mr. Feiler which provides, generally, that if the employment of Mr. Feiler is subject to a termination without cause, he would be entitled to receive a severance payment in the form of continuation the executive’s base salary for one year following such termination, payable on Jamba Juice’s ordinary payroll dates and subject to compliance with Section 409A of the Internal Revenue Code of 1986, as amended. The descriptions of Mr. Feiler’s offer letter and severance agreement do not purport to be complete and are qualified in their entirety by reference to the offer letter and severance agreement, copies of which are filed respectively as Exhibits 10.12 and 10.13 hereto.

Jamba Juice is party to an employment offer letter dated January 29, 2004 with Russell K. Testa whereby Mr. Testa serves as Senior Vice President, Human Resources. Under the terms of the offer letter, Mr. Testa is entitled to receive: (i) an annual salary of $200,000, (ii) a sign-on bonus of $20,000, (iii) a grant of an option to purchase 100,000 shares of the common stock of Jamba Juice vesting over four years of continuous employment in four equal annual installments, (iv) 6,400 Leverage Bonus Points (which are no longer applicable), (v) a severance arrangement (as formally documented in the change of control agreement described below) and (vi) other benefits as set forth in the offer letter attached as Exhibit 10.14 to this current report. In addition, Mr. Testa will be eligible for a target bonus of 40% of his base salary earnings pro-rated for the fiscal stub year and as further described below under the caption “Steering Team Bonus Plan for the Fiscal (Stub) Year ending January 9, 2007” in this Item 1.01. Mr. Testa is party to a Change of Control Retention and Severance Agreement dated November 1, 2005, as amended, which provides, generally, that if, within one year subsequent to a change in control of Jamba Juice, the employment of the executive is terminated, other than for cause, or if the executive terminates employment as a result of a constructive termination, the executive will be entitled to receive a severance payment in the form of continuation the executive’s base salary for one year following such termination, payable on Jamba Juice’s ordinary payroll dates and subject to compliance with Section 409A of the Internal Revenue Code of 1986, as amended. The descriptions of Mr. Testa’s offer letter and Change of Control Retention and Severance Agreement do not purport to be complete and are qualified in their entirety by reference to the offer letter and Change of Control Retention and Severance Agreement, copies of which are filed respectively as Exhibits 10.14 and 10.15 hereto. Prior to the closing of the Merger, Jamba Juice increased Mr. Testa’s salary to $212,200. On November 29, 2006, the Board increased the salary of Mr. Testa by an additional $12,800 to $225,000.

Indemnity Agreements

On November 29, 2006, the Board of Directors of the Company (the “Board”) approved a form of indemnification agreement to be entered into by the Company with its directors, officers and key employees and authorized the Company to enter into separate indemnification agreements with each of the Company’s directors Steven R. Berrard, Ramon Martin-Busutil, Thomas C. Byrne, Paul E. Clayton, Richard L. Federico, Craig J. Foley, Robert C. Kagle and Brian Swette, each of the Company’s additional principal officers Donald Breen, Karen Kelley, Paul Coletta, Trey Feiler and Russell Testa and certain additional employees. On November 29, 2006, the Company entered into separate indemnification agreements with each of the persons named in the preceding sentence. The Company’s Board may from time to time authorize the Company to enter into additional indemnification agreements with future directors, officers and key employees of the Company.

These agreements generally provide for the indemnity of the director, officer or key employee and the mandatory advancement and reimbursement of reasonable expenses (subject to limited exceptions) incurred in various legal proceedings in which they may be involved by reason of their service as an agent of the Company. This description of the indemnity agreements does not purport to be complete and is qualified in its entirety by reference to the form of indemnity agreement, a copy of which is filed as Exhibit 10.1 hereto.

2006 Employee, Director and Consultant Stock Plan

At the special meeting of stockholders of SACI held on November 28, 2006, SACI’s stockholders approved the adoption of the 2006 Employee, Director and Consultant Stock Plan (the “Plan”). The Plan provides for the issuance of a maximum of 5 million shares of common stock in connection with the grant of options and/or other stock-based or stock-denominated awards.

A summary of the Plan was provided in the Definitive Proxy Statement in the Section entitled “The Stock Option Plan Proposal” beginning on page 87, which is incorporated herein by reference. Furthermore, the summary of such Plan in the Definitive Proxy Statement is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.18 hereto.

Non-Employee Director Compensation Policy

On November 29, 2006, the Compensation and Executive Development Committee of the Board approved a Non-Employee Director Compensation Policy applicable to non-employee members of the Board and its committees. Pursuant to the Non-Employee Director Compensation Policy, the compensation policies for non-employee service on the Board and its committees will be as follows:

Position	Annual Fee[2]	Annual Equity Grant[3]	Initial Fee[4]	Initial Equity Grant[5]
Non-Employee Board Member	$60,000	30,000	$6,923.08	15,500
Chairman of the Board[1]	$40,000	—	$4,615.39	—
Audit Committee Chair[1]	$20,000	—	$2,307.69	—
Compensation and Executive Development Committee Chair[1]	$10,000	—	$1,153.85	—
Nominating and Corporate Governance Committee Chair[1]	$10,000	—	$1,153.85	—

[1]	Retainer amount in addition to non-employee Board member annual fee.
[2]	Annual retainers to be paid in quarterly installments, with any new director to receive a pro-rated amount.
[3]	Number of shares underlying annual non-qualified option grant under the Plan to be issued on the date of the Company’s Annual Stockholders Meeting each year (the “Annual Meeting”), with the exercise price for the options being the Fair Market Value (as defined in the Plan) on such date. The options shall vest over a one year period in four equal installments, with 25% of the shares subject to the option vesting on each three month period following the Annual Meeting, subject to the director’s continued Board service; provided, however, that if the Annual Meeting for the following year occurs prior to the end of the one year period, the options for a director shall become completed vested upon such Annual Meeting. The amount may vary from year to year based upon an annual evaluation by the Compensation Committee or the Board. New directors are eligible for pro-rated amounts of an annual option grant.
[4]	Initial fee (pro-rated amount based upon service from November 29, 2006 through January 9, 2007).
[5]	Number of shares underlying initial grant of non-qualified option grant under the Plan to be issued on the date of the Annual Meeting each year (pro-rated amount based upon service from November 29, 2006 through the date of the Annual Meeting). The exercise price for the options is the Fair Market Value (as defined in the Plan) on November 29, 2006. The options shall vest over a period ending upon the completion of the 2007 Annual Meeting in two installments, with 50% of the shares subject to the option vesting at the close of business on March 5, 2007 and the remaining 50% of the shares subject to the option vesting upon the completion of the 2007 Annual Meeting, subject to the director’s continued Board service for the relevant period.

All eligible directors are also entitled to reimbursement from the Company for their reasonable travel (including airfare and ground transportation) to and from meetings of the Board, and reasonable lodging and meal expenses incident thereto.

The description above does not purport to be complete and is qualified in its entirety by reference to Non-employee Director Compensation Plan, a copy of which is filed as Exhibit 10.21 hereto.

Steering Team Bonus Plan for the Fiscal (Stub) Year ending January 9, 2007

On November 29, 2006 the Compensation and Executive Development Committee of the Board approved the following bonus plan for the Steering Team executives of the Company and Jamba Juice for the fiscal (stub) year ending January 9, 2007 as follows (based upon annual target bonuses for each individual pro-rated to the fiscal stub year):

Steering Team Member	Target Bonus (pro-rated)
Paul E. Clayton	$282,692
Donald D. Breen	$80,769
Karen A. Kelley	$71,346
Paul Coletta	$76,731
William (Trey) A. Feiler, III	$40,000
Russell K. Testa	$48,462

Steering Team members will be entitled to ratable amounts of their stated target cash bonus only if the Company achieves certain levels of its targeted net income before taxes, system comparable sales percentage and personal objectives for the fiscal year ending January 9, 2007. Bonus payments will be weighted at one-third (1/3) for achieving targeted levels of net income before taxes, one-third (1/3) for achieving targeted levels of system comparable sales percentage and one-third (1/3) for achieving targeted levels of personal objectives for the fiscal year ending January 9, 2007. The cash bonus payment to each member would be seventy-five percent (75%), one hundred percent (100%) or one hundred twenty-five percent (125%) of the targeted cash bonus, depending on the targeted net income before taxes, system comparable sales percentage and personal objectives achieved for the fiscal year ending January 9, 2007.

Material Definitive Agreements

As a consequence of the Merger, the Company succeeded to a number of additional material definitive agreements entered into by Jamba Juice. Each of these agreements have been filed as an exhibit to this current report on Form 8-K under Item 9.01(d) and are summarized below.

Real Property Leases

The Company’s corporate headquarters is located at 1700 17th Street, San Francisco, California. This facility is occupied under a lease for approximately 30,000 square feet at a cost of approximately $498,000 per year and it terminates on December 31, 2006. On July 28, 2006, Jamba Juice entered into a lease for new corporate headquarters to be located at 6475 Christie Avenue, Emeryville, California with an anticipated occupancy date on or before March 31, 2007. The Emeryville facility is for approximately 36,000 square feet at a cost of approximately $975,000 per year. In order to facilitate the Company’s move to Emeryville, on October 2, 2006 the landlord of the San Francisco facility and Jamba Juice agreed to a lease addendum that extends the lease term to March 31, 2007. The above description of the real property leases does not purport to be complete and is qualified in its entirety by reference to the full lease agreements, copies of which are filed as Exhibits 10.5 and 10.6 hereto.

Credit Line

The Company succeeded to an existing revolving line of credit for a maximum principal amount of up to $35 million or 1.5 times trailing earnings before interest, taxes, depreciation and amortization. Reference is made to the disclosure set forth under Item 2.03 to a current report on Form 8-K filed by the Company on December 5, 2006 concerning the terms of the revolving line of credit, which is incorporated herein by reference.

Distribution Agreement

The Company succeeded to an existing distribution agreement between Jamba Juice and Southwest Traders, Inc. (“Southwest Traders”). Southwest Traders is a distributor of proprietary products to both company owned and franchise stores. Southwest Traders distributes ingredients that make up approximately 85%, 87%, and 94% of product cost included in Jamba Juice’s cost of sales for fiscal years 2006, 2005 and 2004, respectively. Southwest Traders does not manufacture or negotiate pricing agreements for products sold in Jamba Juice stores and serves solely in a warehousing and distribution capacity, receiving a fixed percentage mark up on the independently negotiated cost of ingredients. Jamba Juice’s contract provides that through December 31, 2007 it will use Southwest Traders as its exclusive distributor within certain territorial boundaries provided they meet required service levels. The contract is not subject to cancellation unless either party defaults within the contract due to non-performance. This description of the Southwest Traders distribution agreement does not purport to be complete and is qualified in its entirety by reference to the agreement itself, a copy of which is filed as Exhibit 10.3 hereto. From time to time Jamba Juice enters into distribution agreements with various suppliers of ingredients. A copy of such “form of” distribution agreement has been filed as Exhibit 10.4 hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As disclosed above, on November 29, 2006, SACI and Jamba Juice consummated the Merger. The Agreement and Plan of Merger provided for the acquisition by SACI of all of the outstanding securities of Jamba Juice through the merger of JJC Acquisition Company, a wholly-owned subsidiary of SACI, or Merger Sub, with and into Jamba Juice and the assumption of certain options and warrants. The Agreement and Plan of Merger was executed on March 10, 2006 and it was subsequently amended on each of August 2, 2006, August 29, 2006 and November 6, 2006, to, among other things, extend the termination date thereunder to December 8, 2006.

Upon consummation of the Merger, Jamba Juice became a wholly-owned subsidiary of the Company, and the business and assets of Jamba Juice are its only operations. Subject to certain reductions as described in the Definitive Proxy Statement, the Jamba Juice shareholders were paid an aggregate of $265,000,000 in cash for all of the outstanding securities of Jamba Juice, including the value of all shares of Jamba Juice capital stock issuable upon exercise of all “in-the-money” vested and unvested options and warrants of Jamba Juice, subject to the optionholders and warrantholders, in certain instances, having the right to exchange their respective options and warrants into options and warrants of the Company.

The merger was financed through a combination of the approximately $131,238,861 raised in SACI’s initial public offering and currently held in the trust fund, with the balance funded by the issuance in a private placement financing of 30,879,999 shares of common stock at a price per share of $7.50, resulting in gross proceeds of approximately $231,600,000, and net proceeds of approximately $224,850,000 after the payment of certain fees. As described in greater detail below under Item 3.02 below, the private placement financing closed on November 29, 2006. The balance of the net proceeds from the initial public offering and private placement financing will be used by the Company for working capital and expansion capital.

The full text of the press release dated November 29, 2006 announcing the completion of the acquisition is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Business

The business of the Company is described in the Definitive Proxy Statement in the section entitled “Information About Jamba Juice Company” beginning on page 94, which is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Definitive Proxy Statement in the section entitled “Risk Factors” beginning on page 20, which is incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth under Item 9.01 of this current report on Form 8-K concerning the financial information of the Company, which is incorporated herein by reference.

The Company’s Management’s Discussion and Analysis of Operations and Results of Operations and Quantitative and Qualitative Disclosures about Market Risk are described in the Form 10-Q for the quarterly period ended September 30, 2006 filed by the Company on November 9, 2006 (SEC File No. 001-32552) in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk” beginning on pages 11 and 16, respectively, which is incorporated herein by reference.

Properties

The principal executive office of the Company is located at 1700 17th Street, San Francisco, CA 94103. The facilities of the Company are described in the Definitive Proxy Statement in the sections entitled “Jamba Juice Company Stores” and “Properties” beginning on pages 97 and 109, respectively, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The beneficial ownership of the Company’s common stock immediately after the consummation of the Merger is described in the Definitive Proxy Statement in the section entitled “Beneficial Ownership Of Securities” beginning on page 153, which is incorporated herein by reference.

Directors and Executive Officers

The directors and executive officers of the Company immediately after the consummation of the Merger are described in the Definitive Proxy Statement in the section entitled “Directors and Management of SACI Following the Merger with Jamba Juice Company” beginning on page 144, which is incorporated herein by reference.

Reference is made to the disclosure set forth under Item 5.02 of this current report on Form 8-K regarding the reconstitution of the Board and its committees, effective as of November 29, 2006, which is incorporated herein by reference.

Director and Executive Officer Compensation

The compensation of the Company’s directors and executive officers is generally described in the Definitive Proxy Statement in the sections entitled “Director Compensation” and “Executive Compensation” beginning on page 148, which is incorporated herein by reference. Effective November 29, 2006, the Company’s Board made a number of revisions to director and executive officer compensation, which is discussed above under Item 1.01 to this current report on Form 8-K and is incorporated herein by reference.

Certain Relationships and Related Transactions

The description of certain relationships and related transactions of the Company are described in the Definitive Proxy Statement in the sections entitled “Interests of Directors and Officers of Jamba Juice Company in the Merger” beginning on page 13, including the disclosure that appears under “Employment Agreements” beginning on page 62; “Certain Relationships and Related Transactions” beginning on page 152; and both sections are incorporated herein by reference.

Reference is made to the disclosure set forth under Item 1.01 of this current report on Form 8-K concerning certain related party transactions, which is incorporated herein by reference.

Legal Proceedings

The legal proceedings of the Company are described in the Definitive Proxy Statement in a section entitled “Legal Proceedings” beginning on pages 109 (Jamba Juice) page 110 (SACI) and are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information about the market price, number of stockholders and dividends for the securities of the Company are described in the Definitive Proxy Statement in the section entitled “Price Range Of Securities and Dividends” beginning on page 155, which is incorporated herein by reference.

The closing price per share of SACI’s common stock, warrants and units as reported on the American Stock Exchange on November 28, 2006, was $11.77, $5.80 and $17.44, respectively.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this current report on Form 8-K regarding a private placement financing consummated on November 29, 2006, which is incorporated herein by reference.

Description of Registrant’s Securities

The description of the Company’s common stock and other securities are described in the Definitive Proxy Statement in the section entitled “Description of Securities” beginning on page 156, which is incorporated herein by reference.

Indemnification of Directors and Officers

Reference is made to the disclosure set forth under Item 1.01 of this current report on Form 8-K regarding indemnity agreements entered into by the Company with its directors, officers and key employees, which is incorporated herein by reference.

The Company’s certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eight of the Company’s Amended and Restated Certificate of Incorporation, as amended, provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Financial Statements And Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this current report on Form 8-K concerning the financial statements and supplementary data of the Company, which is incorporated herein by reference.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

Reference is made to the disclosure set forth under Item 4.01 of this current report on Form 8-K concerning a change in the Company’s independent registered public accounting firm, which is incorporated herein by reference.

Financial Statements And Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this current report on Form 8-K concerning the financial information of the Company, which is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

Reference is made to the disclosure set forth under Item 9.01 of this current report on Form 8-K concerning the financial information of the Company, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As part of a private placement financing, on March 10, 2006 and March 15, 2006, SACI entered into Securities Purchase Agreements and Registration Rights Agreements with prospective investors (including certain current Jamba Juice shareholders and board members) that collectively provide for the issuance, simultaneously with the closing of the Merger on November 29, 2006, of approximately 30.9 million shares of the Company’s common stock, at a per share purchase price of $7.50, resulting in aggregate gross proceeds to the Company of approximately $231.6 million, and net proceeds of approximately $224.8 million after the payment of financing fees, which funds will be used to fund the merger consideration as well as additional working and expansion capital (the “Private Placement Financing”).

The issuance of common stock to investors in the Private Placement Financing was made in reliance upon an available exemption from registration under the Securities Act of 1933 (the “Securities Act”), by reason of Section 4(2) thereof or other appropriate exemptions, to persons who are “accredited investors,” as defined in Regulation D promulgated under the Securities Act and who meet other suitability requirements established for the private placement. Accordingly, and until registered under the Securities Act, the shares sold in the Private Placement Financing may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. SACI did not independently conclude that the private placement investors met the definition of an “accredited investor” or “qualified institutional buyer” within the meaning of the federal securities laws; however, each investor has represented in the Securities Purchase Agreements that each is an “accredited investor,” which representations have been relied upon by SACI to support the reliance upon such claimed exemption. There was no general solicitation; the certificates representing the shares will be legended and a Form D will be filed within 15 days of closing.

The foregoing description of the Private Placement Financing, the Securities Purchase Agreements and Registration Rights Agreements does not purport to be complete and is qualified in its entirety by reference to the current report on Form 8-K filed by SACI on March 16, 2006 and the form of Securities Purchase Agreement and Registration Rights Agreement filed therewith as Exhibits 10.2 and 10.3, respectively, which are collectively incorporated herein by reference. Additional details regarding the Private Placement Financing was disclosed within the Definitive Proxy Statement in the section entitled “The Financing Proposal,” beginning on page 80, and is also incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

Previous Independent Registered Public Accounting Firm

(i) On November 29, 2006, the Company dismissed Rothstein, Kass & Company, P.C. (“Rothstein”) as its independent registered public accounting firm.

(ii) The report of Rothstein on the Company’s financial statements for the fiscal year ended December 31, 2005, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Rothstein audited the balance sheet of SACI (a corporation in the development stage) as of December 31, 2005 and the related statements of operations, stockholders’ equity, and cash flows for the period from January 6, 2005

(inception) to December 31, 2005. Rothstein’s audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, Rothstein expressed no such opinion.

(iii) The Company’s Board recommended and approved the decision to change independent registered public accounting firms.

(iv) In connection with the audit of the Company’s financial statements for the most recently completed fiscal year ended December 31, 2005, and through November 29, 2006, there have been no disagreements with Rothstein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rothstein, would have caused it to make reference to the subject matter of such disagreements in connection with its audit report. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

(v) The Company has given permission to Rothstein to respond fully to the inquiries of the successor auditor, including concerning the subject matter of this reportable event.

(vi) The Company has requested that Rothstein furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated November 29, 2006, is filed as Exhibit 16.1 to this current report on Form 8-K.

New Independent Registered Public Accounting Firm

(vii) As of November 29, 2006, the Company’s Board engaged Deloitte & Touche LLP as its independent registered public accounting firm to audit the Company’s financial statements and internal control over financial reporting for the fiscal year ending January 9. 2007. As described further under Item 5.03 below, effective November 29, 2006 the Company changed its fiscal year end to the second Tuesday following December 31st of the ensuing year.

(viii) From January 9, 2005 (inception) through November 29, 2006, the Company has not consulted with Deloitte & Touche LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, as well as any matters or reportable events described in Items 304(a)(2)(i) or (ii) of Regulation S-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with the Merger, effective as of the consummation of the Merger on November 29, 2006, Thomas E. Aucamp, I. Steven Edelson, Nathaniel Kramer, Cris V. Branden and Richard L. Handley resigned as directors of the Company. In connection with the Merger, effective as of the consummation of the Merger on November 29, 2006, Steven R. Berrard resigned as Chief Executive Officer and President of the Company, Thomas E. Aucamp resigned as Vice President and Secretary of the Company and I. Steven Edelson resigned as Vice President of the Company.

(c) In connection with the Merger, effective as of the consummation of the Merger on November 29, 2006, the following individuals were named as executive officers of the Company or Jamba Juice:

Name	Position
Paul E. Clayton	Chief Executive Officer, President of the Company and Jamba Juice
Donald D. Breen	Senior Vice President, Chief Financial Officer of the Company and Jamba Juice
Karen A. Kelley	Senior Vice President, Operations of Jamba Juice
Paul Coletta	Senior Vice President, Marketing and Brand Development of Jamba Juice
Russell K. Testa	Senior Vice President, Human Resources of Jamba Juice
William (Trey) A. Feiler, III	Senior Vice President, Development of Jamba Juice

With respect to Messrs. Clayton, Breen, Coletta and Testa and Ms. Kelley, reference is made to the disclosure described in the Definitive Proxy Statement in the section entitled “Jamba Juice Company Management — Directors and Executive Officers” beginning on page 106, which is incorporated herein by reference. With respect to Mr. Feiler, Mr. Feiler has been Vice President, Development of Jamba Juice since September 2006. Mr. Feiler was with Brinker International (Chili’s, Macaroni Grill, On the Border, and Maggiano’s) in Dallas, Texas from July 2003 to September 2006 in increasingly responsible positions in finance and development. Mr. Feiler was Vice President, Global Development from March 2006 to September 2006, Vice President, Global Finance from June 2005 to March 2006, Vice President, Franchise Financial Strategies from March 2004 to June 2005, and Senior Strategic Development Director for Chili’s from July 2003 to March 2004. Prior to Brinker International, Mr. Feiler was with Yum! Brands, Inc. (Taco Bell, KFC, Pizza Hut, Long John Silvers and A&W) in Dallas, Texas from April 1998 to July 2003. Mr. Feiler was Sr. Manager for Global Development Support from March 2001 to July 2003, Real Estate Manager from June 1999 to March 2001, and Sr. Strategic Development Analyst from April 1998 to June 1999.

Effective November 29, 2006, a number of compensatory agreements with the Company’s executive officers took effect. Each of these compensatory arrangements are described above under Item 1.01, which is incorporated herein by reference.

The description of certain relationships and related transactions of the Company are described in the Definitive Proxy Statement in the sections entitled “Interests of Directors and Officers of Jamba Juice Company in the Merger” beginning on page 13, including the disclosure that appears under “Employment Agreements” beginning on page 62; and each section is incorporated herein by reference.

(d) In connection with the Merger, effective as of the consummation of the Merger on November 29, 2006, Paul E. Clayton, Richard L. Federico, Robert C. Kagle, Craig J. Foley, Brian Swette and Ramon Martin-Busutil were appointed as directors of the Company, to serve together with the Company’s continuing directors Steven R. Berrard and Thomas C. Byrne.

Steven R. Berrard will serve as non-executive Chairman of the Board, and the directors indicated below were appointed to the committees of the Board set forth above their name.

Audit Committee	Nominating and Governance Committee	Compensation and Executive Development Committee
Craig J. Foley (Chair)	Richard L. Federico (Chair)	Brian Swette (Chair)
Steven R. Berrard	Ramon Martin-Busutil	Thomas C. Byrne
Thomas C. Byrne	Brian Swette	Robert C. Kagle

Reference is made to the disclosure described in the Definitive Proxy Statement dated November 8, 2006, in the section entitled “Directors and Management of SACI Following the Merger with Jamba Juice Company” beginning on page 144, which is incorporated herein by reference.

Effective November 29, 2006, the Company entered into a number of compensatory agreements with its directors. Each of these compensatory arrangements are described above under Item 1.01, which is incorporated herein by reference.

The description of certain relationships and related transactions of the Company are described in the Definitive Proxy Statement in the sections entitled “Interests of Directors and Officers of Jamba Juice Company in the Merger” beginning on page 13, including the disclosure that appears under “Employment Agreements” beginning on page 62; “Certain Relationships and Related Transactions” beginning on page 152; and each section is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) The Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, effective November 29, 2006, as described in the Definitive Proxy Statement in the section entitled “Amendment to Certificate of Incorporation Proposal” beginning on page 92, which is incorporated herein by reference. The Certificate of Amendment is filed as Exhibit 3.2 to this current report on Form 8-K, which is incorporated herein by reference.

The Company also amended and restated its bylaws effective November 29, 2006. The Amended and Restated Bylaws of the Company are filed as Exhibit 3.3 to this current report on Form 8-K, which is incorporated herein by reference. The Amended and Restated Bylaws included the following modifications: (i) a change in the authorized number of directors of the Company from one to nine to three to twelve; (ii) revisions and clarifications of certain procedures regarding the Company’s annual and special meetings of its stockholders, election and appointment of directors and stockholder action by written consent; (iii) creation of a President title; and (iv) modification of the stockholder vote requirement for future amendment to the bylaws from a majority vote to a two-thirds vote. In addition, the Amended and Restated Bylaws change the vote standard for the election of directors in uncontested elections from a plurality of votes cast to a majority of votes cast. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. In contested elections, where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast. In addition, if a nominee who already serves as a director is not elected, the Amended and Restated Bylaws require the director to offer his or her resignation to the Board. The Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation. The Board will act on the Committee’s recommendation and publicly disclose its decision and supporting rationale within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation and the Board in making its decision may each consider any factors or other information that they consider appropriate and relevant. A director who offers his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the Board’s decision with respect to his or her resignation. If a director’s resignation is accepted by the Board or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy or decrease the size of the Board in accordance with the Amended and Restated Bylaws. The foregoing summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws filed as Exhibit 3.2 hereto and incorporated herein by reference.

(b) On November 29, 2006, the Board approved a change in the Company’s fiscal year end from December 31 to the second Tuesday following December 31 of the ensuing year. Accordingly, the Company’s next Annual Report on Form 10-K will be for the year ending January 9, 2007. In accordance with certain rules promulgated under the Securities Exchange Act of 1934, as amended, the Company will file an annual report on Form 10-K with the Securities and Exchange Commission within the time period prescribed by such rules.

Item 5.06 Change in Shell Company Status.

The material terms of the transaction by which SACI consummated a merger with Jamba Juice, and in which Jamba Juice became a wholly owned subsidiary of the Company, were described in the Definitive Proxy Statement in the section entitled “The Merger Proposal” beginning on page 42, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The audited financial statements of Jamba Juice Company and subsidiary as of June 27, 2006 and June 28, 2005, and for each of the three fiscal years ended June 27, 2006, June 28, 2005 and June 29, 2004, are filed as Exhibit 99.2 to this current report on Form 8-K, which is incorporated herein by reference.

The unaudited interim financial statements of Jamba Juice Company and subsidiary as of October 17, 2006, and for the sixteen week periods ended October 17, 2006 and October 18, 2005, are filed as Exhibit 99.3 to this current report on Form 8-K, which is incorporated herein by reference.

The selected historical financial information for Jamba Juice Company and subsidiary is filed as Exhibit 99.4 to this current report on Form 8-K, which is incorporated herein by reference.

(b) Pro Forma Financial Information

The pro forma financial information as of and for the nine months ended September 30, 2006 and for the twelve months ended December 31, 2005 is furnished as Exhibit 99.5 to this current report on Form 8-K, which is incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company.

3.3	Amended and Restated Bylaws of the Company.

10.1	Form of Indemnity Agreement entered into between the Company and its directors, officers and certain other employees.

10.2	Loan Agreement and Waiver by and between Jamba Juice Company and Bank of America dated October 30, 2003, as amended.(1)

10.3	Distribution Agreement by and between Jamba Juice Company and Southwest Traders Inc. dated October 1, 2004, as amended.†

10.4	Form of Distribution Agreement by and between Jamba Juice Company and various suppliers.

10.5	Office Lease for the property located at 6475 Christie Avenue, Emeryville, CA 94608, by and between Jamba Juice Company and Bay Center Office, LLC dated July 28, 2006.

10.6	Real Property Lease for the property located at 1700 17th Street, San Francisco, CA, 94103, by and between Jamba Juice Company and Henry Shweid and Margaret Munzika Shweid Intervivos Revocable Trust dated June 17, 1996, as amended.

10.7	Employment Agreement entered into between Jamba Juice Company and Paul E. Clayton, effective November 29, 2006, as amended.

10.8	Employment Agreement entered into between Jamba Juice Company and Donald D. Breen, effective November 29, 2006, as amended.

10.9	Employment Agreement entered into between Jamba Juice Company and Karen Kelley, effective November 29, 2006, as amended.

10.10	Employment Offer Letter dated as of May 25, 2006 from Jamba Juice Company to Paul Coletta.

10.11	Severance Agreement entered into between Jamba Juice Company and Paul Coletta, effective November 29, 2006.†

10.12	Employment Offer Letter dated as of September 5, 2006 from Jamba Juice Company to Trey Feiler.

10.13	Severance Agreement entered into between Jamba Juice Company and Trey Feiler, effective November 29, 2006.†

10.14	Employment Offer Letter dated as of January 29, 2004 from Jamba Juice Company to Russell K. Testa.

10.15	Change of Control Retention and Severance Agreement entered into between Jamba Juice Company and Russell K. Testa, effective January 1, 2005, as amended.

10.16	Amended and Restated 1994 Stock Incentive Plan.

10.17	2001 Equity Incentive Plan.

10.18	2006 Employee, Director and Consultant Stock Plan.

10.19	Form of Incentive Stock Option Agreement under the 2006 Plan.

10.20	Form of Non-Qualified Stock Option Agreement under the 2006 Plan.

10.21	Non-employee Director Compensation Policy.

14.1	Code of Business Conduct and Ethics.

16.1	Letter regarding change in certifying accountant from Rothstein, Kass & Company P.C.

23.1	Consent of Deloitte & Touche LLP to incorporation by reference of financial statements.

99.1	Press Release of Jamba, Inc. dated November 29, 2006.

99.2	Audited financial statements of Jamba Juice Company and subsidiary as of June 27, 2006 and June 28, 2005, and for each of the three fiscal years ended June 27, 2006, June 28, 2005 and June 29, 2004.

99.3	Unaudited Interim Financial Statements of Jamba Juice Company and subsidiary as of October 17, 2006, and for the sixteen week periods ended October 17, 2006 and October 18, 2005.

99.4	Selected Historical Financial Information for Jamba Juice Company and subsidiary.

99.5	Summary Unaudited Pro Forma Condensed Consolidated Financial Information as of and for the nine months ended September 30, 2006 and for the twelve months ended December 31, 2005.

†	To be subsequently filed with the Company’s Form 10-K for the fiscal year ending January 9, 2007.
(1)	Incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K, SEC File No. 001-32552, filed with the Securities and Exchange Commission on December 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2006

JAMBA, INC.

By:	/s/ Donald D. Breen
Name:	Donald D. Breen
Title:	Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company.

3.3	Amended and Restated Bylaws of the Company.

10.1	Form of Indemnity Agreement entered into between the Company and its directors, officers and certain other employees.

10.2	Loan Agreement and Waiver by and between Jamba Juice Company and Bank of America dated October 30, 2003, as amended.(1)

10.3	Distribution Agreement by and between Jamba Juice Company and Southwest Traders Inc. dated October 1, 2004, as amended.†

10.4	Form of Distribution Agreement by and between Jamba Juice Company and various suppliers.

10.5	Office Lease for the property located at 6475 Christie Avenue, Emeryville, CA 94608, by and between Jamba Juice Company and Bay Center Office, LLC dated July 28, 2006.

10.6	Real Property Lease for the property located at 1700 17th Street, San Francisco, CA, 94103, by and between Jamba Juice Company and Henry Shweid and Margaret Munzika Shweid Intervivos Revocable Trust dated June 17, 1996, as amended.

10.7	Employment Agreement entered into between Jamba Juice Company and Paul E. Clayton, effective November 29, 2006, as amended.

10.8	Employment Agreement entered into between Jamba Juice Company and Donald D. Breen, effective November 29, 2006, as amended.

10.9	Employment Agreement entered into between Jamba Juice Company and Karen Kelley, effective November 29, 2006, as amended.

10.10	Employment Offer Letter dated as of May 25, 2006 from Jamba Juice Company to Paul Coletta.

10.11	Severance Agreement entered into between Jamba Juice Company and Paul Coletta, effective November 29, 2006.†

10.12	Employment Offer Letter dated as of September 5, 2006 from Jamba Juice Company to Trey Feiler.

10.13	Severance Agreement entered into between Jamba Juice Company and Trey Feiler, effective November 29, 2006.†

10.14	Employment Offer Letter dated as of January 29, 2004 from Jamba Juice Company to Russell K. Testa.

10.15	Change of Control Retention and Severance Agreement entered into between Jamba Juice Company and Russell K. Testa, effective January 1, 2005, as amended.

10.16	Amended and Restated 1994 Stock Incentive Plan.

10.17	2001 Equity Incentive Plan.

10.18	2006 Employee, Director and Consultant Stock Plan.

10.19	Form of Incentive Stock Option Agreement under the 2006 Plan.

10.20	Form of Non-Qualified Stock Option Agreement under the 2006 Plan.

10.21	Non-employee Director Compensation Policy.

14.1	Code of Business Conduct and Ethics.

16.1	Letter regarding change in certifying accountant from Rothstein, Kass & Company P.C.

23.1	Consent of Deloitte & Touche LLP to incorporation by reference of financial statements.

99.1	Press Release of Jamba, Inc. dated November 29, 2006.

99.2	Audited financial statements of Jamba Juice Company and subsidiary as of June 27, 2006 and June 28, 2005, and for each of the three fiscal years ended June 27, 2006, June 28, 2005 and June 29, 2004.

99.3	Unaudited Interim Financial Statements of Jamba Juice Company and subsidiary as of October 17, 2006, and for the sixteen week periods ended October 17, 2006 and October 18, 2005.

99.4	Selected Historical Financial Information for Jamba Juice Company and subsidiary.

99.5	Summary Unaudited Pro Forma Condensed Consolidated Financial Information as of and for the nine months ended September 30, 2006 and for the twelve months ended December 31, 2005.

†	To be subsequently filed with the Company’s Form 10-K for the fiscal year ending January 9, 2007.
(1)	Incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K, SEC File No. 001-32552, filed with the Securities and Exchange Commission on December 5, 2006.